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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 65 to the Registration Statement (Form N-1A) (No. 811-2120) of the Security Income Fund of our report dated November 9, 1999, included in the 1999 annual report to shareholders of Security Capital Preservation Fund.

                                                               ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 25, 2000